Joint Filer Information


NAME: Skystone Advisors LLC

ADDRESS:           Two International Place, Suite 1800
-------            Boston, MA 02110

DESIGNATED FILER: Kerry Nelson
----------------

ISSUER AND TICKER SYMBOL: Collegiate Pacific Inc. (BOO)
------------------------

DATE OF EVENT REQUIRING STATEMENT: February 23, 2006
---------------------------------

SIGNATURE:
---------
                        By:  /s/ Kerry Nelson
                            ----------------------------------
                            Name:   Kerry Nelson
                            Title:  Managing Member

                             Joint Filer Information


NAME: HSO Limited Partnership

ADDRESS:           The Cayman Corporate Centre, Fourth Floor
-------            27 Hospital Road
                   George Town, Grand Cayman
                   Cayman Islands, British West Indies


DESIGNATED FILER: Kerry Nelson
----------------

ISSUER AND TICKER SYMBOL: Collegiate Pacific Inc. (BOO)
------------------------

DATE OF EVENT REQUIRING STATEMENT: February 23, 2006
---------------------------------

SIGNATURE:        By: /s/ Kerry Nelson
---------             ----------------------------------------
                      Name: Kerry Nelson
                      Title: Managing Member of the investment
                      member of its general partner